UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 W. El Camino Real

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2005, Pharsight Corporation (the “Company”) and Silicon Valley Bank entered into a Loan Modification Agreement (the “Loan Modification”), attached hereto as Exhibit 99.1, to the Amended and Restated Loan and Security Agreement effective as of May 24, 2004 by and between Silicon Valley Bank and Pharsight Corporation (the “Loan and Security Agreement”). The Loan Modification Agreement incorporates Section 2.1.4 to the Loan and Security Agreement to provide for an Equipment Advance to the Company through June 30, 2006, of up to $600,000, with a per annum interest rate of 1.25 percentage points above the Prime Rate. Each Equipment Advance shall immediately amortize and will be payable in 36 equal monthly installments of principal plus accrued interest. In addition, the Loan Modification amends in part Section 2.4 of the Loan and Security Agreement to provide that interest due on the Committed Revolving Line is payable on the 26th day of each month. Furthermore, the Loan Modification amends Section 13.1 of the Loan and Security Agreement to restate and incorporate several definitions, including but not limited to, changing the “Revolving Maturity Date” to May 26, 2006.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Loan Modification Agreement effective as of June 20, 2005 between Pharsight Corporation and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ SHAWN M. O’CONNOR
Shawn M. O’Connor
President and Chief Executive Officer

Date: July 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Loan Modification Agreement effective as of June 20, 2005 between Pharsight Corporation and Silicon Valley Bank.